Exhibit 99.1

News Release
Global Headquarters: 200 Innovation Way, Akron, Ohio 44316-0001	Media Website: www.GoodyearNewsRoom.com

MEDIA CONTACT:	Keith Price 330-796-1863
ANALYST CONTACT:	Christina Zamarro 330-796-1042
FOR IMMEDIATE RELEASE

Goodyear Reports First Quarter 2017 Results

•	Goodyear net income of $166 million, segment operating income of $385 million

•	Strong earnings per share of $0.65, adjusted earnings per share of $0.74

•	Positive price/mix versus raw material costs

•	Americas segment earnings of $214 million, operating margin of 10.9%

•	Europe, Middle East and Africa segment earnings of $98 million, operating margin of 7.9%

•	Asia Pacific segment earnings of $73 million, operating margin of 14.5%

•	Company confirms 2017 segment operating income guidance, 2020 targets

AKRON, Ohio, April 28, 2017 – The Goodyear Tire & Rubber Company today reported results for the first quarter of 2017.

“These results are a great outcome given an environment of rising raw material costs and weaker demand,” said Richard J. Kramer, chairman, chief executive officer and president. “This solid performance is a result of the disciplined execution of our strategy,” he added.

“While raw material inflation has moderated in recent weeks, we continue to expect a significant year-over-year headwind in 2017,” said Kramer. “We remain confident in our ability to offset raw material cost inflation over time.”

Goodyear’s first quarter 2017 sales were $3.7 billion, about even with a year ago, largely due to improved price/mix and higher pricing of third-party chemical sales partially offset by lower tire unit volume.

Tire unit volumes totaled 40.0 million, down 4 percent from 2016. Original equipment unit volume was down 8 percent, primarily driven by lower U.S. auto production in the first quarter of 2017 and very strong volumes in the U.S. and China during the first quarter of 2016. Replacement tire shipments were down 2 percent.

Goodyear’s first quarter 2017 net income was $166 million (65 cents per share), down from $184 million (68 cents per share) a year ago. First quarter 2017 adjusted net income was $189 million (74 cents per share), compared to $195 million (72 cents per share) in 2016. Per share amounts are diluted.

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The company reported first quarter segment operating income of $385 million in 2017, down from $419 million a year ago. The decrease was driven by the impact of lower volume and unabsorbed overhead, which were partially offset by favorable price/mix net of raw material costs and net cost saving actions.

Reconciliation of Non-GAAP Financial Measures

See the note at the end of this release for further explanation and reconciliation tables for Segment Operating Income and Margin; Adjusted Net Income; and Adjusted Diluted Earnings per Share, reflecting the impact of certain significant items on the 2017 and 2016 periods.

Business Segment Results

Americas

	First Quarter
(in millions)	2017	2016
Tire Units	17.2	18.0
Sales	$1,958	$1,951
Segment Operating Income	214	260
Segment Operating Margin	10.9%	13.3%

Americas’ first quarter 2017 tire unit volume was down 5 percent. Sales of $2.0 billion were flat as higher chemical and tire pricing as well as favorable foreign currency translation were partially offset by lower tire unit volume. Replacement tire shipments were down 2 percent. Original equipment unit volume was down 12 percent.

First quarter 2017 segment operating income of $214 million was down 18 percent from the prior year. The decline was driven by the impact of unabsorbed overhead and lower volume, which were partially offset by favorable price/mix and lower raw material costs.

Europe, Middle East and Africa

	First Quarter
(in millions)	2017	2016
Tire Units	15.5	16.2
Sales	$1,239	$1,251
Segment Operating Income	98	80
Segment Operating Margin	7.9%	6.4%

Europe, Middle East and Africa’s first quarter 2017 sales decreased 1 percent from last year to $1.2 billion, which reflects a 4 percent decrease in tire unit volume and unfavorable foreign currency translation partially offset by improved price/mix. Replacement tire shipments were down 5 percent. Original equipment unit volume was down 1 percent.

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First quarter 2017 segment operating income of $98 million was 23 percent above the prior year due to favorable price/mix net of raw material costs and lower selling, administrative and general expense partially offset by the impact of lower volume.

Asia Pacific

	First Quarter
(in millions)	2017	2016
Tire Units	7.3	7.3
Sales	$502	$489
Segment Operating Income	73	79
Segment Operating Margin	14.5%	16.2%

Asia Pacific’s first quarter 2017 sales increased 3 percent from last year to $502 million primarily due to improved price/mix. Tire unit volumes were flat. Replacement tire shipments were up 7 percent. Original equipment unit volume was down 9 percent.

First quarter 2017 segment operating income of $73 million was down 8 percent from last year as lower income in other tire-related businesses and unfavorable foreign currency translation offset favorable price/mix net of raw materials.

Financial Targets

The company confirmed its 2017 segment operating income guidance of approximately $2.0 billion and its 2020 financial targets and capital allocation plan.

Shareholder Returns

The company paid a quarterly dividend of 10 cents per share of common stock on March 1, 2017. The Board of Directors has declared a quarterly dividend of 10 cents per share payable June 1, 2017, to shareholders of record on May 1, 2017.

As a part of its previously announced $2.1 billion share repurchase program, the company repurchased 0.7 million shares of its common stock for $25 million during the first quarter. Since its inception, purchases under the program total 31.9 million shares for $938 million.

Conference Call

Goodyear will hold an investor conference call at 9 a.m. today. Prior to the commencement of the call, the company will post the financial and other related information that will be presented on its investor relations Web site: http://investor.goodyear.com.

Participating in the conference call will be Richard J. Kramer, chairman, chief executive officer and president; and Laura K. Thompson, executive vice president and chief financial officer.

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Investors, members of the media and other interested persons can access the conference call on the Web site or via telephone by calling either (800) 895-1715 or (785) 424-1059 before 8:55 a.m. and providing the Conference ID “Goodyear.” A taped replay will be available by calling (800) 839-2457 or (402) 220-7217. The replay will also remain available on the Web site.

Goodyear is one of the world’s largest tire companies. It employs about 66,000 people and manufactures its products in 48 facilities in 21 countries around the world. Its two Innovation Centers in Akron, Ohio and Colmar-Berg, Luxembourg strive to develop state-of-the-art products and services that set the technology and performance standard for the industry. For more information about Goodyear and its products, go to www.goodyear.com/corporate. GT-FN

Certain information contained in this press release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. There are a variety of factors, many of which are beyond our control, that affect our operations, performance, business strategy and results and could cause our actual results and experience to differ materially from the assumptions, expectations and objectives expressed in any forward-looking statements. These factors include, but are not limited to: our ability to implement successfully our strategic initiatives; actions and initiatives taken by both current and potential competitors; increases in the prices paid for raw materials and energy; a labor strike, work stoppage or other similar event; foreign currency translation and transaction risks; deteriorating economic conditions or an inability to access capital markets; work stoppages, financial difficulties or supply disruptions at our suppliers or customers; the adequacy of our capital expenditures; our failure to comply with a material covenant in our debt obligations; potential adverse consequences of litigation involving the company; as well as the effects of more general factors such as changes in general market, economic or political conditions or in legislation, regulation or public policy. Additional factors are discussed in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

(financial statements follow)

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The Goodyear Tire & Rubber Company and Subsidiaries

Consolidated Statements of Operations (unaudited)

	Three Months Ended March 31,
(In millions, except per share amounts)	2017	2016

NET SALES	$3,699	$3,691
Cost of Goods Sold	2,765	2,701
Selling, Administrative and General Expense	579	615
Rationalizations	29	11
Interest Expense	87	91
Other (Income) Expense	—	6

Income before Income Taxes	239	267
United States and Foreign Tax Expense	70	78

Net Income	169	189
Less: Minority Shareholders’ Net Income	3	5

Goodyear Net Income	$166	$184

Goodyear Net Income - Per Share of Common Stock
Basic	$0.66	$0.69

Weighted Average Shares Outstanding	252	267
Diluted	$0.65	$0.68

Weighted Average Shares Outstanding	256	271
Cash Dividends Declared Per Common Share	$0.10	$0.07

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The Goodyear Tire & Rubber Company and Subsidiaries

Consolidated Balance Sheets

(In millions)	March 31,	December 31,
	2017	2016
Assets:
Current Assets:
Cash and Cash Equivalents	$961	$1,132
Accounts Receivable, less Allowance - $105 ($101 in 2016)	2,270	1,769
Inventories:
Raw Materials	479	436
Work in Process	148	131
Finished Products	2,218	2,060

	2,845	2,627
Prepaid Expenses and Other Current Assets	249	190

Total Current Assets	6,325	5,718
Goodwill	545	535
Intangible Assets	136	136
Deferred Income Taxes	2,371	2,414
Other Assets	682	668
Property, Plant and Equipment less Accumulated Depreciation - $9,361 ($9,125 in 2016)	7,135	7,040

Total Assets	$17,194	$16,511

Liabilities:
Current Liabilities:
Accounts Payable-Trade	$2,631	$2,589
Compensation and Benefits	568	584
Other Current Liabilities	1,040	963
Notes Payable and Overdrafts	217	245
Long Term Debt and Capital Leases due Within One Year	459	436

Total Current Liabilities	4,915	4,817
Long Term Debt and Capital Leases	5,257	4,798
Compensation and Benefits	1,392	1,460
Deferred Income Taxes	86	85
Other Long Term Liabilities	584	626

Total Liabilities	12,234	11,786
Commitments and Contingent Liabilities
Shareholders’ Equity:
Goodyear Shareholders’ Equity:
Common Stock, no par value:
Authorized, 450 million shares, Outstanding shares – 252 million (252 million in 2016) after deducting 26 million treasury shares (26 million in 2016)	252	252
Capital Surplus	2,635	2,645
Retained Earnings	5,949	5,808
Accumulated Other Comprehensive Loss	(4,103)	(4,198)

Goodyear Shareholders’ Equity	4,733	4,507
Minority Shareholders’ Equity – Nonredeemable	227	218

Total Shareholders’ Equity	4,960	4,725

Total Liabilities and Shareholders’ Equity	$17,194	$16,511

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The Goodyear Tire & Rubber Company and Subsidiaries

Consolidated Statements of Cash Flows (unaudited)

(In millions)	Three Months Ended
	March 31,
	2017	2016
Cash Flows from Operating Activities:
Net Income (Loss)	$169	$189
Adjustments to Reconcile Net Income (Loss) to Cash Flows from Operating Activities:
Depreciation and Amortization	185	174
Amortization and Write-Off of Debt Issuance Costs	3	7
Provision for Deferred Income Taxes	40	46
Net Rationalization Charges	29	11
Rationalization Payments	(18)	(24)
Net (Gains) Losses on Asset Sales	(1)	(1)
Pension Contributions and Direct Payments	(25)	(25)
Changes in Operating Assets and Liabilities, Net of Asset Acquisitions and Dispositions:
Accounts Receivable	(478)	(399)
Inventories	(191)	(116)
Accounts Payable - Trade	73	(96)
Compensation and Benefits	(61)	(100)
Other Current Liabilities	18	24
Other Assets and Liabilities	(29)	(62)

Total Cash Flows from Operating Activities	(286)	(372)
Cash Flows from Investing Activities:
Capital Expenditures	(271)	(253)
Asset Dispositions	1	1
Short Term Securities Acquired	(11)	(12)
Short Term Securities Redeemed	11	—

Total Cash Flows from Investing Activities	(270)	(264)
Cash Flows from Financing Activities:
Short Term Debt and Overdrafts Incurred	51	26
Short Term Debt and Overdrafts Paid	(82)	(2)
Long Term Debt Incurred	1,838	1,085
Long Term Debt Paid	(1,369)	(822)
Common Stock Issued	9	2
Common Stock Repurchased	(25)	(50)
Common Stock Dividends Paid	(25)	(19)
Transactions with Minority Interests in Subsidiaries	—	(6)
Debt Related Costs and Other Transactions	1	(10)

Total Cash Flows from Financing Activities	398	204
Effect of Exchange Rate Changes on Cash, Cash Equivalents and Restricted Cash	20	28

Net Change in Cash, Cash Equivalents and Restricted Cash	(138)	(404)
Cash, Cash Equivalents and Restricted Cash at Beginning of the Period	1,189	1,502

Cash, Cash Equivalents and Restricted Cash at End of the Period	$1,051	$1,098

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Non-GAAP Financial Measures (unaudited)

This earnings release presents Total Segment Operating Income and Margin, Adjusted Net Income and Adjusted Diluted Earnings Per Share (EPS), which are important financial measures for the company but are not financial measures defined by U.S. GAAP, and should not be construed as alternatives to corresponding financial measures presented in accordance with U.S. GAAP.

Total Segment Operating Income is the sum of the individual strategic business units’ (SBUs’) Segment Operating Income as determined in accordance with U.S. GAAP. Total Segment Operating Margin is Total Segment Operating Income divided by Net Sales as determined in accordance with U.S. GAAP. Management believes that Total Segment Operating Income and Margin are useful because they represent the aggregate value of income created by the company’s SBUs and exclude items not directly related to the SBUs for performance evaluation purposes.

The most directly comparable U.S. GAAP financial measure to Total Segment Operating Income is Goodyear Net Income and to Total Segment Operating Margin is Goodyear Net Income as a percent of Sales (which is calculated by dividing Goodyear Net Income by Net Sales).

Adjusted Net Income is Goodyear Net Income as determined in accordance with U.S. GAAP adjusted for certain significant items. Adjusted Diluted EPS is the company’s Adjusted Net Income divided by Weighted Average Shares Outstanding-Diluted as determined in accordance with U.S. GAAP. Management believes that Adjusted Net Income and Adjusted Diluted EPS are useful because they represent how management reviews the operating results of the company excluding the impacts of rationalizations, asset write-offs, accelerated depreciation, asset sales and certain other significant items.

It should be noted that other companies may calculate similarly-titled non-GAAP financial measures differently and, as a result, the measures presented herein may not be comparable to such similarly-titled measures reported by other companies.

The company is unable to present a quantitative reconciliation of its forward-looking non-GAAP financial measure, Total Segment Operating Income, to the most directly comparable U.S. GAAP financial measure, Goodyear Net Income, because management cannot reliably predict all of the necessary components of Goodyear Net Income without unreasonable effort. Goodyear Net Income includes several significant items that are not included in Total Segment Operating Income, such as rationalization charges, other (income) expense, pension curtailments and settlements, and income taxes. The decisions and events that typically lead to the recognition of these and other similar non-GAAP adjustments, such as a decision to exit part of the company’s business, acquisitions and dispositions, foreign currency exchange gains and losses, financing fees, actions taken to manage the company’s pension liabilities, and the recording or release of tax valuation allowances, are inherently unpredictable as to if or when they may occur. The inability to provide a reconciliation is due to that unpredictability and the related difficulty in assessing the potential financial impact of the non-GAAP adjustments. For the same reasons, the company is unable to address the probable significance of the unavailable information, which could be material to the company’s future financial results.

See the tables below for reconciliations of historical Total Segment Operating Income and Margin, Adjusted Net Income and Adjusted Diluted EPS to the most directly comparable U.S. GAAP financial measures.

Segment Operating Income and Margin Reconciliation Table

	Three Months Ended
	March 31,
(In millions)	2017	2016
Total Segment Operating Income	$385	$419
Rationalizations	29	11
Interest Expense	87	91
Other (Income) Expense	—	6
Asset Write-offs and Accelerated Depreciation	8	2
Corporate Incentive Compensation Plans	15	26
Intercompany Profit Elimination	(3)	2
Retained Expenses of Divested Operations	3	5
Other	7	9

Income before Income Taxes	$239	$267
United States and Foreign Taxes	70	78
Less: Minority Shareholders Net Income	3	5

Goodyear Net Income	$166	$184

Sales	$3,699	$3,691
Return on Sales	4.5%	5.0%
Total Segment Operating Margin	10.4%	11.4%

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Adjusted Net Income and Adjusted Diluted Earnings per Share Reconciliation Table

First Quarter 2017	Income Before Income Taxes	Taxes	Minority Interest	Goodyear Net Income	Weighted Average Shares Outstanding- Diluted	Diluted EPS
(In millions, except EPS)
As Reported	$239	$70	$3	$166	256	$0.65
Significant Items:
Rationalizations, Asset Write-offs, and Accelerated Depreciation Charges	37	12		25		0.10
Discrete Tax Items		2		(2)		(0.01)

	37	14	—	23		$0.09

As Adjusted	$276	$84	$3	$189	256	$0.74

First Quarter 2016	Income Before Income Taxes	Taxes	Minority Interest	Goodyear Net Income	Weighted Average Shares Outstanding- Diluted	Diluted EPS
(In millions, except EPS)
As Reported	$267	$78	$5	$184	271	$0.68
Significant Items:
Rationalizations, Asset Write-offs, and Accelerated Depreciation Charges	13	1		12		0.05
Debt Repayments	12			12		0.04
Discrete Tax Items		12	(1)	(11)		(0.04)
Insurance Recovery – Discontinued Products	(3)	(1)		(2)		(0.01)

	22	12	(1)	11		$0.04

As Adjusted	$289	$90	$4	$195	271	$0.72

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